Paulson Capital Corp. Announces 2008 Second Quarter Results

PORTLAND, OR -- 08/13/2008 -- Paulson Capital Corp. (NASDAQ: PLCC), parent company to Paulson Investment Company, Inc., today reported its financial results for the three and six months ended June 30, 2008.

"Challenging market conditions -- particularly those affecting small and micro cap companies -- have resulted in a sharp decline in the number of initial public offerings (IPOs) and private equity transactions taking place," stated Chester Paulson, Chairman and CEO of Paulson Capital Corp. "During the first six months of 2007, there were 147 IPOs completed in the U.S. markets, while only 42 have been completed in 2008, thus far. What's more, 56 companies have cancelled planned IPOs since the first of this year. As a consequence, investment banking firms nationwide have suffered, and our Company is no exception."

Continuing, Paulson noted, "Although we believe that there are still some tough times ahead, Paulson Investment Company, Inc. will remain focused on attending to the needs of our brokerage clients while remaining attuned to market indicators and trends pointing to renewed strength in the corporate finance arena."

Financial Highlights for six months ended June 30, 2008 compared to six months ended June 30, 2007:

 --  Total revenues were $(1.03 million) compared to $17.68 million.
       -  Commissions from securities brokerage activities fell to $8.01 million from $8.72 million.
       -  Corporate finance revenues totaled $395,000, down from
          $4.45 million.
       -  Investment losses were $12.07 million compared to investment income of $2.56 million.
       -  Trading income increased 50% to $2.55 million, up from
          $1.71 million.
 --  Loss before taxes was $11.12 million compared to income before taxes of $6.16 million.
 --  Net loss totaled $6.96 million, or $1.16 loss per share, down from net income of $3.78 million, or $0.61 earnings per share.
 --  Net cash provided by operations improved 3% to $464,000 from $449,000.

As of June 30, 2008, the Company had $9.74 million in cash, notes and receivables and $31.25 million in total shareholders' equity. In addition, due to the decrease in the value of certain underwriter warrants issued to Paulson Investment Company, Inc. related to past corporate finance transactions and unrealized losses on certain investment securities, the Company has booked a deferred tax asset of $2.87 million on its balance sheet as of June 30, 2008, compared to a deferred tax liability of $1.82 million as of December 31, 2007.

Financial Highlights for three months ended June 30, 2008 compared to three months ended June 30, 2007:

--  Total revenues declined to $(3.21 million) compared to $7.98 million.
       -  Commissions from securities brokerage activities decreased 23%
          to $3.56 million from $4.60 million.
       -  Due to the fact that the Company did not complete any corporate finance transactions in the second quarter of this year,
          corporate finance revenues were $0, compared to $3.45 million in the second quarter of 2007.
       -  Investment losses totaled $5.04 million compared to investment losses of $629,000.
       -  Trading losses declined to $1.77 million from trading income of
          $371,000.
 --  Loss before taxes was $7.74 million compared to income before taxes of $1.66 million.
 --  Net loss totaled $4.83 million, or $0.81 loss per share, down from net income of $1.00 million, or $0.16 earnings per share.

Paulson Capital Corp. will host a teleconference this afternoon, beginning at 4:15 PM Eastern Time, and invites all interested parties to join management in a discussion regarding the Company's financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll-free 1-800-218-8862. For those unable to participate at that time, a replay of the teleconference can be accessed domestically by dialing 1-800-405-2236 and entering the passcode 11118408#. The replay will be available for 30 days.

About Paulson Capital Corporation

Paulson Capital Corporation is the parent company to Paulson Investment Company, Inc. Headquartered in Portland, Oregon, Paulson Investment Company, Inc. is the Northwest's largest independent brokerage firm and a national leader in public offerings of small and emerging growth companies with capital needs of $5 million to $45 million. Founded by Chester "Chet" Paulson in 1970, it has managed or underwritten 163 securities offerings and has generated more than $1.2 billion for client companies. The firm's enduring success stems from its ability to recognize emerging industry trends and from supporting growth companies pioneering positive change and advancements in those related markets.

With corporate and independent retail brokerage offices located in 11 states throughout the country, Paulson Investment Company, Inc. aims to earn and build trust with retail and select institutional investors through highly customized financial portfolio management, diversified financial products and service offerings and effective administration and execution of investment strategies that specifically address individual risk tolerance levels. In addition, Paulson Investment Company, Inc.'s brokerage clients look to the firm for compelling new investment ideas in the small and emerging growth markets.

    Paulson Capital Corp. and Subsidiary Consolidated Balance Sheets

                                                    June 30,   December 31,
                                                      2008         2007
                                                  ------------ ------------
                                                  (Unaudited)
Assets
    Cash and cash equivalents                     $     23,236 $     43,619
    Receivable from clearing organization            9,008,851   11,702,341
    Notes and other receivables                        709,801    1,563,530
    Income taxes receivable                            269,623            -
    Deferred tax asset                               2,864,798            -
    Trading securities, at market value             11,644,364   12,037,368
    Investment securities, at market or estimated
     fair value                                      5,189,181    8,157,546
    Underwriter warrants, at estimated fair value    5,228,000   16,373,000
    Prepaid and deferred expenses                      353,125      939,371
    Furniture and equipment, at cost, net of
     accumulated depreciation and amortization
     of $831,600 and $862,616                          141,665      196,333
                                                  ------------ ------------
        Total Assets                              $ 35,432,644 $ 51,013,108
                                                  ============ ============

Liabilities and Shareholders' Equity
    Accounts payable and accrued liabilities      $  1,313,888 $  3,240,877
    Payable to clearing organization                 1,290,307    2,463,413
    Compensation, employee benefits and payroll
     taxes                                             736,399    2,065,972
    Securities sold, not yet purchased, at market
     value                                                   -       36,259
    Income taxes payable - current                           -    1,369,710
    Income taxes payable - long-term                   307,000      297,000
    Deferred revenue                                   325,000      375,000
    Underwriter warrants--employee and
     independent contractor, at estimated fair
     value                                             208,000      651,000
    Deferred income taxes                                    -    1,821,000
                                                  ------------ ------------
        Total Liabilities                            4,180,594   12,320,231

Commitments and Contingencies                                -            -

Shareholders' Equity
    Preferred stock, no par value; 500,000
      shares authorized; none issued                         -            -
    Common stock, no par value; 20,000,000
      shares authorized; shares issued and
      outstanding: 5,942,150 and 6,037,150           1,950,469    1,972,319
    Retained earnings                               29,301,581   36,720,558
                                                  ------------ ------------
       Total Shareholders' Equity                   31,252,050   38,692,877

                                                  ------------ ------------
       Total Liabilities and Shareholders' Equity $ 35,432,644 $ 51,013,108
                                                  ============ ============

                          Paulson Capital Corp. and Subsidiary
                     Consolidated Statement of Operations (Unaudited)

                    For the Three Months Ended   For the Six Months Ended
                             June 30,                    June 30,
                    --------------------------  ---------------------------
                        2008          2007          2008          2007
                    ------------  ------------  ------------  -------------

Revenues
    Commissions     $  3,556,903  $  4,603,971  $  8,012,732  $   8,720,539
    Corporate
     finance                   -     3,450,296       395,389      4,445,807
    Investment
     income (loss)    (5,036,636)     (628,508)  (12,074,221)     2,555,836
    Trading income
     (loss)           (1,770,393)      370,687     2,552,042      1,710,763
    Interest and
     dividends            12,850        36,826        27,471         70,999
    Other                 31,671       146,700        56,896        172,075
                    ------------  ------------  ------------  -------------
                      (3,205,605)    7,979,972    (1,029,691)    17,676,019

Expenses
    Commissions and
     salaries          3,188,836     4,818,382     7,528,400      8,783,091
    Underwriting
     expenses            168,409       149,509       314,006        309,464
    Rent, telephone
     and quotation
     services            301,893       303,945       588,617        617,180
    Professional
     fees                213,419       141,228       473,558        345,173
    Bad debt
     expense               2,239       107,160         5,176        154,849
    Travel and
     entertainment       169,017        41,804       201,227         77,184
    Advertising and
     promotion
     expense              56,390        36,720       114,586         84,726
    Settlement
     expense              15,500       230,000        32,000        309,717
    Depreciation
     and
     amortization         28,116        27,363        57,184         56,327
    Other                394,384       461,811       775,177        775,859
                    ------------  ------------  ------------  -------------
                       4,538,203     6,317,922    10,089,931     11,513,570
                    ------------  ------------  ------------  -------------

Income (loss)
 before income
 taxes                (7,743,808)    1,662,050   (11,119,622)     6,162,449

Income tax expense
 (benefit):
    Current           (1,156,805)      259,647       524,798        746,602
    Deferred          (1,760,195)      401,526    (4,685,798)     1,637,773
                    ------------  ------------  ------------  -------------
                      (2,917,000)      661,173    (4,161,000)     2,384,375
                    ------------  ------------  ------------  -------------

Net income (loss)   $ (4,826,808) $  1,000,877  $ (6,958,622) $   3,778,074
                    ============  ============  ============  =============

Basic net income
 (loss) per share   $      (0.81) $       0.16  $      (1.16) $        0.61
                    ============  ============  ============  =============

Diluted net income
 (loss) per share   $      (0.81) $       0.16  $      (1.16) $        0.61
                    ============  ============  ============  =============

Shares used in per
 share calculations:
  Basic                5,966,051     6,144,599     5,992,480      6,151,100
                    ============  ============  ============  =============
  Diluted              5,966,051     6,154,496     5,992,480      6,161,051
                    ============  ============  ============  =============

This release may contain "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results of achievements may be materially different from those expressed or implied. The Company's plan and objectives are based on judgments with respect to future conditions in the securities markets as well as general assumptions regarding the economy and competitive environment in the securities industry, which can be volatile and out of our control. In particular, we make assumptions about our ability to complete corporate finance transactions and increase the volume and size of our securities trading operations, which are difficult or impossible to predict accurately and often beyond the control of the Company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

FOR MORE INFORMATION, PLEASE CONTACT:
Dodi Handy
President and CEO
Elite Financial Communications Group
407-585-1080
or via email at plcc@efcg.net